UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2024
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 5, 2024, Post Holdings, Inc. (the “Company”) announced the pricing of its previously announced senior secured notes offering. The Company priced $1,000.0 million in aggregate principal amount of 6.250% senior notes due 2032 at par (the “Notes”). The $1,000.0 million in aggregate principal amount of the Notes represented an increase from the original offering size of $875.0 million. The Notes offering is expected to close on February 20, 2024, subject to customary closing conditions.
The Notes will be secured obligations of the Company and will be guaranteed on a senior secured basis by each of the Company’s existing and subsequently acquired or organized wholly-owned domestic subsidiaries that guarantee the Company’s credit agreement or certain of its other indebtedness; however, immaterial subsidiaries, receivables finance subsidiaries and subsidiaries the Company designates as unrestricted subsidiaries will not be required to guarantee the Notes. The Company intends to use the net proceeds from the Notes offering, together with cash on hand, for purposes of repaying in full its outstanding $400.0 million incremental term loan under its credit agreement, which the Company borrowed in April 2023, redeeming its existing 5.75% senior notes due 2027, which is expected to occur on March 1, 2024, and paying the premiums, costs, fees and expenses associated with the offering, the term loan repayment and the notes redemption. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, retirement or repayment of existing debt, acquisitions, share repurchases, capital expenditures and working capital.
A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Notes and the related subsidiary guarantees were offered (1) in the United States to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (2) outside of the United States to persons other than United States persons in compliance with Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute a notice of redemption with respect to any of the Company’s senior notes. Such notice, if any, will be given in accordance with the terms of the applicable indenture.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 5, 2024
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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